Exhibit 99.1

Contacts:	Carl M. Mills Chief Financial Officer (408) 990-4000 cmills@quicklogic.com	Andrea Vedanayagam Director, Corporate Communications (408) 990-4000 andrea@quicklogic.com

QuickLogic Announces Fourth Quarter and Fiscal 2007 Results –
Fourth Quarter New Product Revenue More Than Doubles
Sequentially

SUNNYVALE, Calif. – January 30, 2008 – QuickLogic Corporation (NASDAQ: QUIK), the lowest power programmable solutions leader, today announced the financial results for its fourth quarter and fiscal year ended December 30, 2007.

Total revenue for the fourth quarter of 2007 was $10.7 million, up 19 percent from the third quarter of 2007 and up 39 percent from the fourth quarter of 2006. Higher new product revenue was the major contributor to the sequential and year-on-year revenue increase. New products – ArcticLink™, PolarPro™, Eclipse™ II and QuickPCI® II – grew to contribute 33 percent of revenue in the fourth quarter of 2007, 18 percent in the third quarter of 2007 and 15 percent of revenue in the fourth quarter of 2006.

Under generally accepted accounting principles (GAAP), the net loss for the fourth quarter of 2007 was $1.7 million, or $0.06 per share, compared with a net loss of $1.5 million, or $0.05 per share, in the third quarter of 2007 and a net loss of $3.3 million, or $0.12 per share, in the fourth quarter of 2006.  Non-GAAP net loss for the fourth quarter of 2007 was $1.1 million, or $0.04 per share, compared with a non-GAAP net loss of $1.0 million, or $0.04 per share, in the third quarter of 2007 and a non-GAAP net loss of $3.0 million, or $0.11 per share, in the fourth quarter of 2006.

Revenue for 2007 was $34.4 million, compared with revenue of $34.9 million in 2006. Under GAAP, the net loss for 2007 was $11.1 million, or $0.38 per share, compared with a net loss of $9.2 million, or $0.32 per share, in 2006. Non-GAAP net loss for 2007 was $9.3 million, or

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$0.32 per share, compared with a non-GAAP net loss of $7.7 million, or $0.27 per share, in 2006.

QuickLogic reports certain financial measures, including net loss, in accordance with GAAP and also on a non-GAAP basis. Non-GAAP results, where applicable, exclude stock-based compensation recorded in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-based Payment” and the write-off of long-lived assets. For a full reconciliation of GAAP net loss to non-GAAP net loss, please refer to the schedule on page 6 of this press release.

“New product revenue in our fourth quarter was $3.5 million, a $1.9 million increase over new product revenue in the third quarter. The sale of Customer Specific Standard Products, or CSSPs, into the portable navigation device market drove the increase in product sales,” said E. Thomas Hart, chairman, president and CEO. “Our low power CSSPs allow mobile device manufacturers to bring new products to market more quickly and cost effectively with lower risk. The CSSP message – ‘Your idea, our platform, customized for you’ – resonates well in our target markets, as we continue to engage with more top tier mobile device manufacturers.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time today, January 30, 2008, to discuss the fourth quarter and fiscal year financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com/investors. To participate, please call (877) 419-6598 by 2:20 p.m. Pacific Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (719) 457-0820 and reference the pass code: 5211845. The call recording will be archived until February 6, 2008 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics OEMs and ODMs.  These silicon plus software solutions are called Customer Specific Standard Products (CSSPs).  CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market.  For more information about QuickLogic and CSSPs, visit www.quicklogic.com.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation and the effect of the write-off of long-lived assets in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. For a full reconciliation of these GAAP measures to non-GAAP measures, please refer to the schedule on page 6 of this press release. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to design activity of our new products and the revenue generating potential of such new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from any such forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions.

These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

The QuickLogic name, QuickPCI, pASIC and QuickRAM are registered trademarks of and the QuickLogic logo, ArcticLink, Eclipse and PolarPro are trademarks of QuickLogic Corporation.  All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Years Ended
	December 30, 2007	December 31, 2006	September 30, 2007	December 30, 2007	December 31, 2006
Revenue	$10,745	$7,744	$9,025	$34,417	$34,924
Cost of revenue, excluding inventory write-down and related charges	5,312	3,224	4,005	15,469	14,892
Inventory write-down and related charges	408	1,163	309	3,941	2,847
Gross profit	5,025	3,357	4,711	15,007	17,185
Operating expenses:
Research and development	2,549	2,117	2,342	9,517	9,303
Selling, general and administrative	4,230	4,857	3,953	17,163	18,062
Total operating expenses	6,779	6,974	6,295	26,680	27,365
Loss from operations	(1,754)	(3,617)	(1,584)	(11,673)	(10,180)
Interest expense	(54)	(94)	(69)	(280)	(329)
Interest income and other, net	142	400	189	894	1,366
Loss before income taxes	(1,666)	(3,311)	(1,464)	(11,059)	(9,143)
Provision for income taxes	4	25	29	75	71
Net loss	$(1,670)	$(3,336)	$(1,493)	$(11,134)	$(9,214)

Net loss per share:
Basic	$(0.06)	$(0.12)	$(0.05)	$(0.38)	$(0.32)
Diluted	$(0.06)	$(0.12)	$(0.05)	$(0.38)	$(0.32)
Weighted average shares:
Basic	29,267	28,680	29,116	29,041	28,485
Diluted	29,267	28,680	29,116	29,041	28,485

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Years Ended
	December 30, 2007	December 31, 2006	September 30, 2007	December 30, 2007	December 31, 2006
GAAP loss from operations	$(1,754)	$(3,617)	$(1,584)	$(11,673)	$(10,180)
Adjustment for the write-off of long-lived assets within:
Cost of revenue	161	—	5	166	33
Selling, general and administrative	—	—	2	2	1
Adjustment for stock-based compensation within:
Cost of revenue	53	45	67	229	183
Research and development	103	47	94	376	368
Selling, general and administrative	287	208	291	1,099	894
Non-GAAP loss from operations	$(1,150)	$(3,317)	$(1,125)	$(9,801)	$(8,701)

GAAP net loss	$(1,670)	$(3,336)	$(1,493)	$(11,134)	$(9,214)
Adjustment for the write-off of long-lived assets within:
Cost of revenue	161	—	5	166	33
Selling, general and administrative	—	—	2	2	1
Adjustment for stock-based compensation within:
Cost of revenue	53	45	67	229	183
Research and development	103	47	94	376	368
Selling, general and administrative	287	208	291	1,099	894
Non-GAAP net loss	$(1,066)	$(3,036)	$(1,034)	$(9,262)	$(7,735)

GAAP net loss per share	$(0.06)	$(0.12)	$(0.05)	$(0.38)	$(0.32)
Adjustment for the write-off of long-lived assets and stock-based compensation	0.02	0.01	0.01	0.06	0.05
Non-GAAP net loss per share	$(0.04)	$(0.11)	$(0.04)	$(0.32)	$(0.27)

GAAP weighted average shares	29,267	28,680	29,116	29,041	28,485
Adjustment for the write-off of long-lived assets and stock-based compensation	—	—	—	—	—
Non-GAAP weighted average shares	29,267	28,680	29,116	29,041	28,485

GAAP gross margin percentage	46.8%	43.3%	52.2%	43.6%	49.2%
Adjustment for the write-off of long-lived assets and stock-based compensation	2.0%	0.6%	0.8%	1.2%	0.6%
Non-GAAP gross margin percentage	48.8%	43.9%	53.0%	44.8%	49.8%

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 30, 2007	December 31, 2006(1)
ASSETS

Current assets:
Cash and cash equivalents	$20,868	$24,621
Short-term investment in Tower Semiconductor Ltd.	1,279	1,530
Accounts receivable, net	2,634	2,839
Inventory	5,770	9,064
Other current assets	1,607	1,894
Total current assets	32,158	39,948
Property and equipment, net	5,877	5,480
Investment in Tower Semiconductor Ltd.	644	769
Other assets	2,745	4,038

TOTAL ASSETS	$41,424	$50,235

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$4,207	$4,383
Accrued liabilities	2,228	2,462
Deferred income on shipments to distributors	516	1,152
Deferred royalty revenue	431	960
Current portion of debt and capital lease obligations	2,497	2,292
Total current liabilities	9,879	11,249

Long-term liabilities:
Debt and capital lease obligations, less current portion	2,527	1,618
Total liabilities	12,406	12,867

Stockholders’ equity:
Common stock, at par value	29	29
Additional paid-in capital	167,298	164,138
Accumulated other comprehensive income	350	726
Accumulated deficit	(138,659)	(127,525)
Total stockholders’ equity	29,018	37,368

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,424	$50,235

(1)   Derived from the December 31, 2006 audited balance sheet included in the 2006 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4	Q3	Fiscal	Fiscal	Q3 2007 to	2006 to
	2007	2007	2007	2006	Q4 2007	2007
COMPOSITION OF REVENUE

Revenue by product (1):
New products	33%	18%	19%	19%	117%	(3)%
Mature products	39%	50%	48%	50%	(8)%	(5)%
End-of-life products	28%	32%	33%	31%	7%	5%

Revenue by geography:
North America	41%	50%	53%	50%	(3)%	4%
Europe	16%	22%	18%	32%	(11)%	(45)%
Asia Pacific	33%	19%	20%	9%	101%	126%
Japan	10%	9%	9%	9%	40%	3%

Revenue by end-customer segment:
Instrumentation and test	55%	47%	43%	40%	41%	7%
Military and aerospace systems	10%	15%	14%	13%	(23)%	8%
Datacom and telecom	12%	14%	19%	31%	(4)%	(40)%
Graphics and imaging	17%	19%	19%	10%	10%	81%
Computing	6%	5%	5%	6%	46%	(18)%

(1)   New products include ArcticLink, PolarPro, Eclipse II and QuickPCI II products. Mature products include QuickRAM, pASIC® 3, Eclipse, QuickDSP and QuickFC products, as well as royalty revenue, programming hardware and software. End-of-life products include pASIC 1, pASIC 2, V3, QuickPCI and QuickMIPS products.